EXHIBIT 99.2

                                               [GRAPHIC OMITTED] [SPX LOGO]


Contact: Jeremy W. Smeltser (Investors)
         704-752-4478
         E-mail:  investor@spx.com

         Tina Betlejewski (Media)
         704-752-4454
         E-mail: spx@spx.com


              SPX ANNOUNCES CHANGES TO SENIOR LEADERSHIP TEAM

     CHARLOTTE, NC - December 9, 2004 - SPX Corporation (NYSE:SPW) today announced that its Board of Directors has made certain changes in its senior management following the resignation of company Chairman, President and CEO John B. Blystone.

     The Board has appointed Christopher J. Kearney as President and Chief Executive Officer. Additionally, the Board has appointed Jay Caraviello and Thomas J. Riordan as Executive Vice Presidents and co-Chief Operating Officers of the company. Patrick J. O'Leary will continue as Chief Financial Officer and Treasurer, and has been promoted to Executive Vice President. Robert B. Foreman will continue as head of Human Resources and has been promoted to Senior Vice President. The Board has separated the position of chairman and chief executive officer, appointing director Charles E. Johnson II as Chairman of the Board.

     Commenting on the changes, Mr. Johnson said, "Chris Kearney has been a key member of our management team for almost eight years. He has been at the forefront of the company's efforts to become a leader in open, responsive and effective corporate governance and in creating and executing the company's overall business strategy. Together with Jay Caraviello, Bob Foreman, Patrick O'Leary and Tom Riordan we have an excellent team to lead the company's future growth and enhance shareholder value."

     Mr. Kearney joined SPX in February 1997 as Vice President, Secretary and General Counsel. He joined the company from Grimes Aerospace Company where he was Senior Vice President and General Counsel. His background also includes positions at Borg-Warner Chemicals as Senior Attorney and Senior Counsel at General Electric's global materials business. He is a graduate of the University of Notre Dame and received his law degree from DePaul University Law School.

     Mr. Caraviello joined SPX Corporation in 1997 at the Service Solutions business. He also held positions as President of the company's Lightnin business and Bran & Luebbe before being named President of SPX's Cooling Technologies and Services business in March 2002. Mr. Caraviello was elected an officer of SPX in February 2003. Prior to joining SPX, he spent fifteen years with General Electric. He holds a Bachelor of Science degree in Business Administration from the University of Massachusetts Business School and a Masters of Science degree in Management from Purdue University.

     Mr. Riordan joined SPX in February 1996 as President of the OE Tool and Equipment Group. He was elected an officer of the company in August 1997, and was named President of Service Solutions in October 1997. In May 2001, he was named President of the Transportation and Industrial Solutions group, and in May 2004, he was named President of the company's Technical and Industrial Systems group. Mr. Riordan's career also includes positions with Borg-Warner Automotive and J. I. Case. He holds a Bachelor of Science degree in Industrial Engineering from Northwestern University and a Master of Science degree in Industrial Administration from Purdue University.

     SPX Corporation is a global provider of technical products and systems, industrial products and services, flow technology, cooling technologies and services, and service solutions. The Internet address for SPX Corporation's home page is www.spx.com.

     Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please refer to our public filings for a discussion of certain important factors that relate to forward-looking statements contained in this press release. The words "believe," "expect," "anticipate," "estimate," "guidance," "target" and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

     SPX Corporation shareholders are strongly advised to read the proxy statement relating to SPX Corporation's 2005 annual meeting of shareholders when it becomes available, as it will contain important information. Shareholders will be able to obtain this proxy statement, any amendments or supplements to the proxy statement and any other documents filed by SPX Corporation with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. In addition, SPX Corporation will mail the proxy statement to each shareholder of record on the record date to be established for the shareholders' meeting. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at SPX Corporation's Internet website at www.spx.com or by writing to Investor Relations, SPX Corporation, 13515 Ballantyne Corporate Place, Charlotte, North Carolina 28277, telephone (704) 752-4400.

     SPX Corporation, its executive officers and directors may be deemed to be participants in the solicitation of proxies for SPX Corporation's 2005 annual meeting of shareholders. Information regarding these participants is contained in a filing under Rule 14a-12 filed by SPX Corporation with the Securities and Exchange Commission on December 9, 2004.

                                   # # #